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Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
EXCHANGE ACT RULE 13a-14(a)

I, John R. Ambroseo, certify that:

1.
I have reviewed this Annual Report on Form 10-K/A of Coherent, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  Date: January 31, 2011

By:	/s/ JOHN R. AMBROSEO John R. Ambroseo President and Chief Executive Officer

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  Exhibit 31.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13a-14(a)